UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2008

USG Corporation
 (Exact name of registrant as specified in its charter)

Delaware	1-8864	36-3329400
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 West Adams Street, Chicago, Illinois	60661-3673
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 436-4000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	On September 26, 2008, the Compensation and Organization Committee of the Registrant’s Board of Directors approved new forms of Employment and Change in Control Severance Agreements for the Registrant’s executive officers to be entered into effective October 1, 2008. The new agreements will supersede the existing Employment and Change in Control Severance Agreements between the Registrant and its executive officers. The new agreements reflect principally changes intended to effect compliance with Section 409A of the Internal Revenue Code, as amended (the “Code”), but the terms, benefits and costs of the new agreements are not materially different from those of the existing agreements. The following are brief descriptions of the terms and conditions of the new forms of Employment and Change in Control Severance Agreements.

Employment Agreement. The form of Employment Agreement provides that during the employment period, the executive will receive an annual base salary and may participate in the Registrant’s benefit plans and perquisite programs on the same basis as other similarly situated executives of the Registrant. If the executive’s employment is terminated by the Registrant without “cause,” the Registrant will pay the executive the following severance benefits: a lump sum payment equal to two times the sum of the executive’s base salary plus the executive’s target annual bonus for the year in which termination of employment occurs; a lump sum payment equal to the total cost of continuing the executive’s medical, dental, vision, long-term disability and life insurance coverage for 18 months following termination of the executive’s employment; a lump sum payment equal to the present value of providing an additional two years of service and age credit under the Registrant’s defined benefit retirement plans; and outplacement services for a period of at least six months. Severance benefits will be provided in a manner that complies with Section 409A of the Code and are conditioned upon the executive’s compliance with confidentiality and non-compete obligations and signing a release of potential claims against the Registrant.

Change in Control Severance Agreements. Pursuant to the form of Change in Control Severance Agreement approved for the Registrant’s current named executive officers and two additional executive officers, if, within the two-year period following a “change in control” of the Registrant, the executive’s employment is terminated by the Registrant except for “cause,” or the executive resigns because of certain adverse changes in his or her compensation, benefits or position, then severance benefits will be payable by the Registrant. Severance benefits include: a lump sum payment equal to the greater of the executive’s pro-rated target annual bonus for the year in which the termination of employment occurs or the year in which the change in control of the Registrant occurs; a lump sum payment equal to three times the sum of the executive’s base salary plus the greater of the executive’s target annual bonus for the year in which the termination of employment occurs or the year in which the change in control of the Registrant occurs; the continuation of the executive’s coverage under the Registrant’s medical, dental, vision, long-term disability and life insurance benefit plans for 18 months following termination of the executive’s employment; a lump sum payment equal to the present value of the executive’s continued participation in the Registrant’s medical, dental, vision, long-term disability and life insurance plans for an additional 18 months following termination of the executive’s employment; a lump sum payment equal to the present value of providing an additional three years of service and age credit under the Registrant’s defined benefit retirement plans; and outplacement services for a period of at least six months. Payments and benefits under the Change in Control Severance Agreement are subject to reduction in order to avoid the application of the excise tax on “excess parachute payments” under the Code, but only if the reduction is less than 10% of the total amounts payable that would constitute “parachute payments.” If the reduction is 10% or more of the total amounts payable that would constitute “parachute payments,” the payments will not be decreased, but rather will be increased by an amount sufficient to provide the executive, after tax, a net amount equal to the Code Section 4999 excise tax imposed on such amounts. Severance benefits will be provided in a manner that complies with Section 409A of the Code and are conditioned upon the executive’s compliance with confidentiality and non-compete obligations and signing a release of potential claims against the Registrant. The Registrant must pay attorneys’ fees and expenses incurred by an executive in enforcing his or her rights under the Change in Control Severance Agreement following a change of control.

Pursuant to the form of Change in Control Severance Agreement approved for other executive officers of the Registrant, essentially the same severance benefits as described above are to be provided in essentially the same circumstances, except that these executive officers are eligible to receive lump sum payments equal to (1) two rather than three times the applicable compensation, (2) the present value of continued participation in benefit plans for six rather than 18 months and (3) the present value of two rather than three years of additional service and age credit under the Registrant’s defined benefit retirement plans.

If upon a termination of employment, an executive is entitled to severance benefits under the Employment Agreement and the Change in Control Severance Agreement, the executive will be entitled to severance benefits only under the agreement that provides for greater benefits and will not be entitled to benefits under both agreements.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1       Form of Employment Agreement

Exhibit 10.2       Form of Change in Control Severance Agreement (Tier 1 Benefits)

Exhibit 10.3       Form of Change in Control Severance Agreement (Tier 2 Benefits)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USG CORPORATION
Registrant

Date: October 2, 2008

By: /s/ Stanley L. Ferguson
Stanley L. Ferguson,
Executive Vice President
and General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Form of Employment Agreement

10.2	Form of Change in Control Severance Agreement (Tier 1 Benefits)

10.3	Form of Change in Control Severance Agreement (Tier 2 Benefits)